Exhibit 3.12(b)

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Concrete XXV Acquisition, Inc., and the name of the corporation being merged into this surviving corporation is Central Concrete Corp.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is Concrete XXV Acquisition, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on the date of filing.

SIXTH: The Agreement of Merger is on file at c/o US Concrete, Inc., 2925 Briarpark, Suite 500, Houston, TX 77042, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 28th day of June, A.D., 2001.

By:	/s/ Donald Wayne

Authorized Officer

Name:	Donald Wayne

Print or Type

Title:	President

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

FOREIGN CORPORATION INTO

A DOMESTIC CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Concrete XXV Acquisition, Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Central Industries Red Bank, Inc., a New Jersey corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving Corporation is Concrete XXV Acquisition, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation. (If amendments are affected please set forth).

FIFTH: The authorized stock and par value of the non-Delaware corporation is 500 shares of common stock, no par value per share.

SIXTH: The merger is to become effective on the date of filing.

SEVENTH: The Agreement of Merger is on file at c/o US Concrete, Inc., 2925 Briarpark, Suite 500, Houston, TX 77042, an office of the surviving corporation.

EIGHTH A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 28th day of June, A.D., 2001.

By:	/s/ Donald Wayne

Authorized Officer

Name:	Donald Wayne

Print or Type

Title:	President

CERTIFICATE OF MERGER

CENTRAL INDUSTRIES RED BANK, INC.,

a New Jersey Corporation,

and

CENTRAL CONCRETE CORP.,

a Delaware Corporation Authorized to Transact Business in New Jersey

With and into

CONCRETE XXV ACQUISITION, INC.,

a Delaware Corporation Authorized to Transact Business in New Jersey

The undersigned, being over the age of eighteen years, do hereby certify:

FIRST: CENTRAL INDUSTRIES RED BANK, INC., a New Jersey corporation (“Red Bank”) and CENTRAL CONCRETE CORP., a Delaware corporation authorized to transact business in New Jersey (“Concrete”), is merged with and into CONCRETE XXV ACQUISITION, INC., a Delaware corporation authorized to transact business in the State of New Jersey (“Acquisition”). Acquisition is the surviving corporation.

SECOND: The Plan of Merger is attached hereto as Exhibit A (the “Plan of Merger”).

THIRD: The Plan of Merger was approved by the board of directors and the shareholders of Red Bank pursuant to a Unanimous Written Consent of Directors and Shareholders dated as of June 29, 2001. The Plan of Merger was approved by the board of directors and the shareholders of Concrete pursuant to a Unanimous Written Consent of Directors and Shareholders dated as of June 29, 2001. The Plan of Merger was approved by the board of directors and the sole shareholder of Acquisition pursuant to a Unanimous Written

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TENTH: Acquisition hereby irrevocably appoints the Secretary of State of New Jersey as its agent to accept service of process in any proceeding referred to in Article Eighth above. The post office address to which the Secretary of State shall mail a copy of the process in such proceeding is: c/o U.S. Concrete, Inc., 12925 Briarpark, Suite 500, Houston, Texas 77042.

TENTH: Acquisition hereby agrees that it will promptly pay to the dissenting shareholders of Red Bank and Concrete, if any, the amount, if any, to which they shall be entitled under the provisions of the New Jersey Business Corporation Act with respect to the rights of dissenting shareholders.

IN WITNESS WHEREOF, the undersigned duly execute this Certificate of Merger as of the 29th day of June, 2001.

CENTRAL INDUSTRIES RED BANK, INC.

By:	/s/ Nelson Walling

Nelson Walling, President

CENTRAL CONCRETE CORP.

By:	/s/ Nelson Walling

Nelson Walling, President

CONCRETE XXV ACQUISITION, INC.

By:	/s/ Donald Wayne

Donald Wayne, President

EXHIBIT A TO CERTIFICATE OF MERGER

PLAN OF MERGER

CENTRAL INDUSTRIES RED BANK, INC.,

a New Jersey Corporation,

and

CENTRAL CONCRETE CORP.,

a Delaware Corporation Authorized to Transact Business in New Jersey

With and into

CONCRETE XXV ACQUISITION, INC.,

a Delaware Corporation Authorized to Transact Business in New Jersey

This Plan of Merger is to effect a merger of CENTRAL INDUSTRIES RED BANK, INC., a New Jersey corporation (“Red Bank”), and CENTRAL CONCRETE CORP., a Delaware corporation authorized to transact business in New Jersey (“Concrete”), with and into CONCRETE XXV ACQUISITION, INC., a Delaware corporation authorized to transact business in New Jersey (“Acquisition”).

1. Red Bank and Concrete shall be merged with and into Acquisition. Acquisition shall be the surviving corporation.

2. This Plan of Merger and the merger herein provided for shall become effective upon the filing of a Certificate of Merger with each of the States of New Jersey and Delaware (the “Effective Date”).

3. Upon the Effective Date, all of the presently issued and outstanding shares of stock of Red Bank and Concrete shall be deemed canceled, retired and terminated. The stockholders of Red Bank and Concrete shall receive certain cash consideration and certain shares of stock in U.S. Concrete, Inc., a Delaware corporation that is the parent of Acquisition, all as set forth in a certain Acquisition Agreement and Plan of Reorganization dated the date hereof. No other consideration shall flow from or to any of the corporations by reason of this merger.

4. Upon the Effective Date, the surviving corporation shall assume the name “Central Concrete Corp.”

5. Upon the Effective Date, Acquisition shall possess all of the rights, privileges, powers, immunities, purposes and franchises of Red Bank and Concrete and shall be subject to all of the obligations, restrictions and duties of Red Bank and Concrete. All property, real, personal and mixed, tangible and intangible, together with all good will, and all debts due on whatever account and all and every other interest of or belonging to or due to Red Bank and Concrete shall be deemed transferred to and vested in Acquisition without further act or deed. If at any time Acquisition shall deem or be advised that any further assignments, assurances at law or other things or actions are necessary or desirable to vest in Acquisition title to any property of Red Bank or Concrete, the proper corporate officers and directors of Acquisition shall be and hereby are authorized and directed, on behalf of Red Bank and Concrete, to execute all proper assignments and assurances at law and to do all other things necessary or proper to vest title to such property in Acquisition and to otherwise carry out the purposes of this Plan of Merger.

6. This Plan of Merger shall be authorized, approved and adopted by Red Bank either (a) in accordance with the voting requirements set forth in N.J.S.A. 14A:10-1 and N.J.S.A. 14A:10-3 or (b) by the unanimous written consent of its directors and shareholders in accordance with N.J.S.A. 14A:6-7.1(5) and N.J.S.A. 14A:5-6(1). This Plan of Merger shall be authorized, approved and adopted by each of Concrete and Acquisition in accordance with the applicable law of the State of Delaware.

7. Upon receipt of all votes or written consents regarding the merger provided for herein as required by applicable law, appropriate Certificates of Merger shall be filed with the States of New Jersey and Delaware.

8. Upon the Effective Date, the Certificate of Incorporation for Acquisition shall remain as its certificate of incorporation, unamended and unmodified except as necessary to comply with Paragraph 4 of this Plan of Merger, and the by-laws of Acquisition shall remain as its by-laws, unamended and unmodified.